GameStop Reports Sales and Earnings for Fiscal 2016 and Provides 2017 Outlook

Gross margin rate expands nearly 400 basis points in 2016 to a record rate of 35.0%
Technology Brands adjusted operating earnings increase 216.4%; 63.7% on a GAAP basis
Collectibles sales achieve high-end of revenue target growing 59.5% to $494.1 million in 2016

Grapevine, Texas (March 23, 2017)—GameStop Corp. (NYSE: GME), a global family of specialty retail brands that makes the most popular technologies affordable and simple, today reported sales and earnings for the fourth quarter and fiscal year ended January 28, 2017.
Paul Raines, chief executive officer, stated, “GameStop’s transformation continued to take hold in 2016, as our non-gaming businesses drove gross margin expansion and significantly contributed to our profits. Meanwhile, the video game category was weak, particularly in the back half of 2016, as the console cycle ages. Looking at 2017, Technology Brands and Collectibles are expected to generate another year of strong growth, and new hardware innovation in the video game category looks promising. As we continue our transformation plan, we will also be focused on managing SG&A spend, rationalizing our global store portfolio, and maximizing free cash flow generation to drive shareholder value.”
Fourth Quarter Results
Total global sales decreased 13.6% to $3.05 billion, while consolidated comparable store sales declined 16.3% (-20.8% in the U.S. and -4.6% internationally). As stated in the company’s holiday sales release in January, the fourth quarter was significantly impacted by weak sales of certain AAA titles and aggressive console promotions by other retailers on Thanksgiving Day and Black Friday. As a result, new hardware sales declined 29.1% and new software sales declined by 19.3%. Pre-owned sales outperformed new video games, declining 6.7% compared to the fourth quarter of 2015.
Non-GAAP digital receipts declined 7.7%, to $373.4 million and GAAP digital sales declined 5.8%, to $57.2 million. Digital sales were impacted by the decline in new video game sales.
Technology Brands sales, which are not included in comparable store sales, increased 43.9% to $256.0 million, primarily driven by year-over-year store growth. Technology Brands adjusted operating earnings were $34.0 million, an 88.9% increase compared to $18.0 million in the prior-year quarter. On a GAAP basis, operating losses were $12.0 million due to store rationalization and asset impairment charges recorded during the fourth quarter.
Collectibles sales rose 27.8% to $212.4 million, driven by strong sales of Pokémon-related toys and apparel. The company added 17 Collectibles stores during the quarter, bringing the total global portfolio to 86 stores, including 24 ThinkGeek stores in the U.S.
GameStop’s fourth quarter GAAP net earnings were $208.7 million, or $2.04 per diluted share, compared to net earnings of $247.8 million, or $2.36 per diluted share in the prior-year quarter. The fourth quarter results include charges of $56.5 million ($35.1 million, net of tax), or $0.34 per diluted share. These charges are primarily related to store rationalization and asset impairments to optimize the Technology Brands store portfolio after four years of rapid expansion. Additionally, the quarter and the full year were positively impacted by a $27.3 million tax benefit related to international tax planning efforts.
Excluding these charges, GameStop's adjusted net earnings for the fourth quarter were $243.8 million, compared to adjusted net earnings of $251.6 million in the prior-year quarter. Adjusted diluted earnings per share were $2.38 compared to adjusted diluted earnings per share of $2.40 in the prior-year quarter.

Fiscal 2016 Results
Total global sales decreased 8.1% to $8.61 billion, while consolidated comparable store sales declined 11.0% (-13.5% in the U.S. and -4.4% internationally).
Highlights of fiscal 2016 include:

•	Expanded gross margin rate nearly 400 basis points to a record of 35.0%, representing our third consecutive year of gross margin improvement.

•
Technology Brands achieved the goal of delivering between $85 million and $100 million of adjusted operating earnings in fiscal 2016 as it contributed $90.2 million for the year, a 216.4% increase over 2015. On a GAAP basis, operating earnings increased 63.7% from $27.0 million to $44.2 million.

•	The Collectibles business achieved the high-end of its $450 to $500 million revenue target, as sales increased 59.5% to $494.1 million in fiscal 2016.

•	Non-physical gaming businesses comprised 36.9% of GME’s total adjusted operating earnings in fiscal 2016 compared to 24.5% in fiscal 2015.

•	Non-GAAP digital receipts grew 4% to $1.1 billion. GAAP digital revenue declined 3.9% to $181.0 million.
GameStop's fiscal 2016 GAAP net earnings were $353.2 million, including $60.6 million ($37.7 million, net of tax) of charges related to store closings and asset impairments. This compared to net earnings of $402.8 million in fiscal 2015. Diluted earnings per share were $3.40, compared to diluted earnings per share of $3.78 in fiscal 2015.
Excluding these charges, GameStop's adjusted net earnings for the full year were $390.9 million, or $3.77 per diluted share, compared to adjusted net earnings of $415.6 million, or $3.90 per diluted share, in fiscal 2015.

A reconciliation of non-GAAP adjusted net income, operating earnings and Tech Brands operating earnings to GAAP is included with this release (Schedule III).
Capital Allocation Update
During the fourth quarter, the company repurchased 1.66 million shares at an average price of $23.56, or $39.1 million of stock.
For the full year, GameStop repurchased 3.01 million shares at an average price of $24.94, or $75.1 million of stock.
As of today, there is $170.2 million remaining on the existing repurchase authorization.
On March 1, 2017, GameStop announced a 2.7% increase of its regular annual cash dividend from $1.48 to $1.52 per share.
On March 28, the company will pay its quarterly cash dividend of $0.38 per common share.
Earnings Outlook
Rob Lloyd, GameStop chief financial officer, stated, “Going forward, GameStop will provide annual guidance, and no longer provide quarterly EPS or same store sales guidance. We believe that providing only annual guidance will reduce investor distraction as we continue to diversify the company and seek to maximize long-term shareholder value. It also benefits our organization in that it concentrates attention on longer-term targets and reduces the focus on short-term results, which can be volatile given the current business environment.”
2017 Outlook
GameStop is providing the following guidance for fiscal 2017 (dollars in millions, except per share):

Total Sales	-2.0% to +2.0%
Comparable Store Sales (excludes Tech Brands stores)	-5.0% to 0.0%
Depreciation & Amortization Expense	$150.0 to $160.0
Income Tax Rate	35.0% to 35.5%
Operating Margin	6.5% to 7.0%
Net Income	$320.0 to $354.0
Earnings Per Share (diluted)	$3.10 to $3.40
Capital Expenditures	$110.0 to $120.0
Technology Brands Operating Earnings	$120.0+
Earnings per share guidance is calculated based on weighted average shares outstanding of 102,500,000.
In 2017, the Company anticipates that it will open approximately 35 new Collectibles stores globally, and approximately 65 new Technology Brand stores. The Company also anticipates that it will close between 2% to 3% of its global store footprint.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for March 23, 2017 at 4:00 p.m. CT to discuss the company’s financial results. The phone number for the call is 888-576-4397 and the passcode is 8146181. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp. (NYSE: GME), a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 7,500 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes 1,522 Simply Mac, Spring Mobile AT&T and Cricket stores. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV and offers pre-paid wireless services, devices and related accessories through its Cricket branded stores in select markets in the U.S.

General information about GameStop Corp. can be obtained at the company’s corporate website.
Follow @GameStop and @GameStopCorp. on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted operating earnings, adjusted net income, digital receipts and constant currency, to provide a clearer perspective of the current operating performance of the company. GameStop defines digital receipts as the full amount paid by the customer for digital content at the time of sale and/or the value attributed to digital content when physical and digital products are sold combined. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of constant currency information may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

Safe Harbor
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2017, future financial and operating results and projections, projected store openings, timing and terms of potential acquisitions, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release and consumer demand for new and pre-owned video game titles; our ability to continue to expand, and successfully open and operate new stores for, our collectibles and tech brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the timing and amount of recognition of tax attributes; the risks associated with international operations, wireless industry partnerships and operations and the completion and integration of acquisitions; increased competition and changing technology in the video game industry, including browser and mobile games and digital distribution of console games, and the impact of that competition and those changes on physical video game sales; the costs and consequences of legal proceedings and tax audits; and changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K, as amended, for the fiscal year ended Jan. 30, 2016 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	Jan. 28, 2017	Jan. 30, 2016

Net sales	$3,045.4	$3,525.0
Cost of sales	2,037.5	2,481.8

Gross profit	1,007.9	1,043.2

Selling, general and administrative expenses	646.3	613.9
Depreciation and amortization	41.2	43.4
Asset impairment charges	33.8	4.0

Operating earnings	286.6	381.9

Interest expense, net	13.8	5.5

Earnings before income tax expense	272.8	376.4

Income tax expense	64.1	128.6

Net income	$208.7	$247.8

Net income per common share:
Basic	$2.04	$2.38
Diluted	$2.04	$2.36

Dividends per common share	$0.37	$0.36

Weighted average common shares outstanding:
Basic	102.1	104.3
Diluted	102.5	105.0

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	66.9%	70.4%

Gross profit	33.1%	29.6%

Selling, general and administrative expenses	21.2%	17.4%
Depreciation and amortization	1.4%	1.3%
Asset impairment charges	1.1%	0.1%

Operating earnings	9.4%	10.8%

Interest expense, net	0.4%	0.1%

Earnings before income tax expense	9.0%	10.7%

Income tax expense	2.1%	3.7%

Net income	6.9%	7.0%

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	52 weeks	52 weeks
	ended	ended
	Jan. 28, 2017	Jan. 30, 2016

Net sales	$8,607.9	$9,363.8
Cost of sales	5,598.6	6,445.5

Gross profit	3,009.3	2,918.3

Selling, general and administrative expenses	2,252.6	2,108.9
Depreciation and amortization	165.2	156.6
Asset impairment charges	33.8	4.6

Operating earnings	557.7	648.2

Interest expense, net	53.0	23.0

Earnings before income tax expense	504.7	625.2

Income tax expense	151.5	222.4

Net income	$353.2	$402.8

Net income per common share:
Basic	$3.42	$3.80
Diluted	$3.40	$3.78

Dividends per common share	$1.48	$1.44

Weighted average common shares outstanding:
Basic	103.4	106.0
Diluted	103.8	106.7

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	65.0%	68.8%

Gross profit	35.0%	31.2%

Selling, general and administrative expenses	26.2%	22.6%
Depreciation and amortization	1.9%	1.7%
Asset impairment charges	0.4%	0.0%

Operating earnings	6.5%	6.9%

Interest expense, net	0.6%	0.2%

Earnings before income tax expense	5.9%	6.7%

Income tax expense	1.8%	2.4%

Net income	4.1%	4.3%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Jan. 28,	Jan. 30,
	2017	2016
ASSETS:
Current assets:
Cash and cash equivalents	$669.4	$450.4
Receivables, net	220.9	176.5
Merchandise inventories, net	1,121.5	1,163.0
Prepaid expenses and other current assets	128.9	147.6
Total current assets	2,140.7	1,937.5

Property and equipment:
Land	18.6	17.3
Buildings & leasehold improvements	724.5	668.2
Fixtures and equipment	931.4	874.6
Total property and equipment	1,674.5	1,560.1

Less accumulated depreciation and amortization	1,203.5	1,075.6
Net property and equipment	471.0	484.5

Goodwill	1,725.2	1,476.7
Other noncurrent assets	639.0	431.6
Total assets	$4,975.9	$4,330.3

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$616.6	$631.9
Accrued liabilities	1,090.9	1,041.4
Income taxes payable	54.0	121.1
Total current liabilities	1,761.5	1,794.4

Other long-term liabilities	145.3	109.5
Long-term debt	815.0	345.4
Total liabilities	2,721.8	2,249.3

Stockholders' equity	2,254.1	2,081.0
Total liabilities and stockholders' equity	$4,975.9	$4,330.3

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 28, 2017		Jan. 30, 2016
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware	$583.0	19.1%	$822.0	23.3%
New video game software	927.4	30.5%	1,149.8	32.6%
Pre-owned and value video game products	680.6	22.3%	729.3	20.7%
Video game accessories	238.5	7.8%	288.7	8.2%
Digital	57.2	1.9%	60.7	1.7%
Technology Brands	256.0	8.4%	177.9	5.0%
Collectibles	212.4	7.0%	166.2	4.7%
Other	90.3	3.0%	130.4	3.8%

Total	$3,045.4	100.0%	$3,525.0	100.0%

	52 Weeks Ended		52 Weeks Ended
	Jan. 28, 2017		Jan. 30, 2016
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware	$1,396.7	16.2%	$1,944.7	20.8%
New video game software	2,493.4	29.0%	2,905.1	31.0%
Pre-owned and value video game products	2,254.1	26.2%	2,374.7	25.4%
Video game accessories	676.7	7.9%	703.0	7.5%
Digital	181.0	2.1%	188.3	2.0%
Technology Brands	814.0	9.5%	534.0	5.7%
Collectibles	494.1	5.7%	309.7	3.3%
Other	297.9	3.4%	404.3	4.3%

Total	$8,607.9	100.0%	$9,363.8	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Jan. 28, 2017		Jan. 30, 2016
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware	$58.6	10.1%	$66.3	8.1%
New video game software	224.4	24.2%	274.0	23.8%
Pre-owned and value video game products	318.9	46.9%	339.5	46.6%
Video game accessories	82.8	34.7%	103.6	35.9%
Digital	50.8	88.8%	49.9	82.2%
Technology Brands	174.6	68.2%	110.8	62.3%
Collectibles	68.6	32.3%	60.5	36.4%
Other	29.2	32.3%	38.6	29.6%

Total	$1,007.9	33.1%	$1,043.2	29.6%

	52 Weeks Ended		52 Weeks Ended
	Jan. 28, 2017		Jan. 30, 2016
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware	$154.2	11.0%	$175.5	9.0%
New video game software	600.4	24.1%	689.3	23.7%
Pre-owned and value video game products	1,044.1	46.3%	1,114.5	46.9%
Video game accessories	235.2	34.8%	255.5	36.3%
Digital	155.5	85.9%	149.6	79.4%
Technology Brands	554.6	68.1%	306.6	57.4%
Collectibles	171.6	34.7%	116.6	37.6%
Other	93.7	31.5%	110.7	27.4%

Total	$3,009.3	35.0%	$2,918.3	31.2%

GameStop Corp.

Schedule III
(in millions)
(unaudited)
Non-GAAP results
The following table reconciles the Company's operating earnings, net income and earnings per share as presented in its unaudited Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted operating earnings, net income and earnings per share.

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	Jan. 28, 2017	Jan. 30, 2016	Jan. 28, 2017	Jan. 30, 2016
Technology Brands Adjusted Operating Earnings
Technology Brands operating earnings	$(12.0)	$16.9	$44.2	$27.0
Property, equipment & other asset impairments	16.6	0.6	16.6	0.6
Intangible impairments	7.0	—	7.0	—
Store closure costs	19.8	—	19.8	—
Business divestitures and other	2.6	0.5	2.6	0.9
Technology Brands adjusted operating earnings	$34.0	$18.0	$90.2	$28.5

Consolidated Adjusted Operating Earnings
Operating earnings	$286.6	$381.9	$557.7	$648.2
Acquisition costs	—	—	—	7.3
Property, equipment & other asset impairments	19.4	4.0	19.4	4.0
Intangible impairments	14.4	—	14.4	—
Store closure costs	19.8	—	19.8	—
Business divestitures and other	2.9	2.6	7.0	6.2
Adjusted operating earnings	$343.1	$388.5	$618.3	$665.7

Consolidated Adjusted Net Income
Net Income	$208.7	$247.8	$353.2	$402.8
Acquisition costs	—	—	—	7.3
Property, equipment & other asset impairments	19.4	4.0	19.4	4.0
Intangible impairments	14.4	—	14.4	—
Store closure costs	19.8	—	19.8	—
Business divestitures and other	2.9	2.6	7.0	6.2
Tax effect of non-GAAP adjustments	(21.4)	(2.8)	(22.9)	(4.7)
Adjusted net income	$243.8	$251.6	$390.9	$415.6

Adjusted earnings per share
Basic	$2.39	$2.41	$3.78	$3.92
Diluted	$2.38	$2.40	$3.77	$3.90

Dividend per common share	$0.37	$0.36	$1.48	$1.44

Number of shares used in adjusted calculation
Basic	102.1	104.3	103.4	106.0
Diluted	102.5	105.0	103.8	106.7

Contact
Matt Hodges
Vice President, Corporate Communications
GameStop Corp.
(817) 424-2130